EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 16, 2005, except as to Note 15, which is as of September 30, 2005 relating to the consolidated financial statements of Insignia Solutions plc, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Burr, Pilger & Mayer LLP
Palo Alto, California
February 13, 2006